Exhibit 21.1

Subsidiary	Jurisdiction of Organization
Borden Chemical Investments, Inc.	DE
BDS Two, Inc.	DE
Borden Chemical Foundry, Inc.	DE
HA-International, LLC	DE
Borden Services Company	DE
Borden Chemical International, Inc.	DE
Borden U.S. Finance Corp.	DE
Borden Nova Scotia Finance, ULC	Nova Scotia
Borden 2 Nova Scotia Finance, ULC	Nova Scotia
Borden Chimie S.A.	France
Borden Chemical Philippines, Inc.	Philippines
Oilfield Technology Group, Inc.	DE
Alisa S.A.	Colombia
BCMP Colombia S.A.	Colombia
Hexion Specialty Chemicals Canada, Inc.	Canada
Borden Chemical Holdings (Panama) S.A.	Panama
Borden Luxemburg S.a.r.l	Luxemburg
Hattrick (Barbados) Finco SRL	Barbados
Quimica Borden Argentina S.A.[1]	Argentina
Bexley Finance, S.A.	Panama
Borden Quimica Industria E Comercio Ltda.	Brazil
Borden Chemical Resinas, Panama, S.R.L.	Panama
Alba Adesivos Industria E Comercio Ltda.	Brazil
Borden Chemical (M) Sdn. Bhd.	Malaysia
Borden Chemical (Australia) Pty. Ltd.	Australia
Fentak Pty Limited	Australia
Fentak (Malaysia) Sdn. Bhd.	Malaysia
Borden International Holdings Limited	UK
Borden Chemical GB Limited	UK

[1]	Quimica Borden Argentina S.A. is being dissolved.

Subsidiary	Jurisdiction of Organization
Borden Chemical UK Limited	UK
Combined Composite Technologies Limited	UK
Borden (Bray) Limited	Ireland
Borden Chemical Finance Limited	UK
Columbus Coated Fabrics Corporation	Ohio
North America Sugar Industries Incorporated	New Jersey
The Cuban American Mercantile Corporation	New Jersey
The West India Company	New Jersey
Borden Industrial Foods Products, Inc.	New Jersey
Borden (UK) Limited[2]	UK
Vanguard Plastics Limited	UK
Resinite Limited	UK
Aegir Limited	UK
Fulcliffe P.I.P.E.S., Ltd.	UK
Riley’s Commodities, Ltd.	UK
Riley’s Supplies, Ltd.	UK
Riley’s Vehicle Services Ltd.	UK
RPC Foods, Ltd.	UK
GRQ Developments Limited	UK
Cherrydene Limited	UK
National Borden Chemical Germany GmbH	Germany
Bakelite s.r.o.	Czech Republic
Bakelite AG	Germany
Bakelite Polymers UK Ltd.	UK
Bakelite Italia S.p.A.	Italy
Taro Plast S.p.A.	Italy
MGS Kunstharzprodukte GmbH	Germany
Bakelite Oy	Finland
Bakelite Iberica, S.A.	Spain
Bakelite Korea Co., Ltd.	Korea
InfraTec Duisburg GmbH	Germany

[2]	Borden (UK) Limited is in liquidation.

Subsidiary	Jurisdiction of Organization
Bakelite North America Holding Company	DE
Bakelite Epoxy Polymers Corporation	DE
Borden Chemical Holdings (China) Ltd.	Hong Kong
Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China
Borden Chemical Holdings (Caojing) Limited	Hong Kong
Borden UV Coating Holdings (Shanghai) Limited	Hong Kong
Borden Chemical Holdings (Heyuan) Limited	Hong Kong
Asia Dekor Borden (Hong Kong) Chemical Co., Ltd.	China
RPP Capital Corporation	DE
Resolution Holdings B.V.	The Netherlands
Resolution Research Belgium S.A.	Belgium
Resolution Research Nederland B.V.	The Netherlands
Resolution Japan K.K.	Japan
Resolution Iberica Performance Products S.A.	Spain
Resolution Marketing Pte. Ltd. [3]	Singapore
Resolution Deutschland GmbH	Germany
Resolution Europe B.V.	The Netherlands
Resolution (UK) Performance Products Limited	UK
Resolution France S.A.S.[4]	France
Resolution Switzerland S.A.[5]	Switzerland
Resolution Performance Products South Africa (Pty) Ltd.[6]	South Africa
Resolution Italia S.r.l.[7]	Italy
Resolution Specialty Materials LLC	DE
Resolutions JV LLC	DE
Lawter International Inc.	DE
Jiangsu Funing Lawter International Co., Ltd.	China
Lawter (Tianjin) Chemical Co., Ltd.	China
Fujian Nanping Lawter International Co., Ltd.	China

[3]	Formerly known as Resolution Performance Products Pte. Ltd.

[4]	Resolution France S.A.S. is being dissolved.

[5]	Resolution Switzerland S.A. is being dissolved.

[6]	Performance Products South Africa (Pty) Ltd. is being dissolved.

[7]	Resolution Italia S.r.l. is being dissolved

Subsidiary	Jurisdiction of Organization
Resolution Specialty Materials Capital Corp.	DE
RSM Europe B.V.	The Netherlands
Resolution Specialty Materials Canada, Inc.	New Brunswick, Canada
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
RSM Chemacryl a.s.	Czech Republic
Resolution Specialty Materials Italy S.r.l.	Italy
Resolution Specialty Materials Germany GmbH	Germany
Resolution Specialty Materials Mexico S.de R.L.de C.V.	Mexico
Lawter International BVBA	Belgium
Resolution Specialty Materials Sweden Holdings AB	Sweden
Resolution Specialty Materials Sweden AB	Sweden